EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
THIRD QUARTER ENDED SEPTEMBER 30, 2007

Natick, MA (October 19, 2007) -- Boston Scientific Corporation (NYSE: BSX) today announced financial results for the third quarter ended September 30, 2007, as well as guidance for net sales and earnings per share (EPS) for the fourth quarter of 2007.

Highlights

•	Reported net sales of $2.048 billion, which was at the mid-point of guidance, and adjusted EPS of $0.20, which exceeded guidance

•	Attained number one position in the worldwide drug-eluting stent (DES) market

•	Achieved DES market share leadership in Japan

•	Reached 56 percent market share in the U.S. DES market, up from 54 percent last quarter

•	Reported year-over-year worldwide cardiac rhythm management (CRM) sales growth of 16 percent, including implantable cardioverter defibrillator (ICD) growth of 18 percent

•	Announced several new initiatives designed to increase shareholder value, including the planned sale of business units, and expense and head count reductions

•	Amended the Company’s term loan agreement, providing increased financial flexibility, while prepaying $1 billion of the loan

Net sales for the third quarter of 2007 were $2.048 billion as compared to $2.026 billion for the third quarter of 2006.  Worldwide sales of the Company’s drug-eluting coronary stent systems for the third quarter of 2007 were $448 million as compared to $572 million for the third quarter of 2006.  U.S. sales of drug-eluting coronary stent systems for the third quarter of 2007 were $240 million as compared to $384 million for the third quarter of 2006.  International sales of drug-eluting coronary stent systems were $208 million for the third quarter of 2007 as compared to $188 million for the third quarter of 2006.  Worldwide sales of coronary stent systems for the third quarter of 2007 were $507 million as compared to $607 million for the third quarter of 2006.  U.S. sales of coronary stent systems for the third quarter of 2007 were $268 million as compared to $397 million for the third quarter of 2006.  International sales of coronary stent systems were $239 million for the third quarter of 2007 as compared to $210 million for the third quarter of 2006.

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Boston Scientific Corporation / Page 2
October 19, 2007

Worldwide sales of the Company’s CRM group for the third quarter of 2007 were $517 million, which included $372 million of ICD sales, as compared to worldwide CRM sales of $446 million for the third quarter of 2006, which included $315 million of ICD sales.  U.S. CRM sales for the third quarter of 2007 were $343 million, which included $261 million of ICD sales, as compared to U.S. CRM sales of $296 million for the third quarter of 2006, which included $221 million of ICD sales.  International CRM sales for the third quarter of 2007 were $174 million, which included $111 million of ICD sales, as compared to International CRM sales of $150 million for the third quarter of 2006, which included $94 million of ICD sales.

Reported net loss for the third quarter of 2007 was $272 million, or $0.18 per share.  Reported results for the third quarter of 2007 included acquisition- and divestiture-related charges (after-tax) of $435 million, or $0.29 per share, which included a previously disclosed and expected loss of approximately $352 million, primarily associated with the impairment of goodwill in connection with the anticipated sale of our auditory and drug pump businesses and $75 million of in-process research and development related to the acquisition of Remon Medical Technologies, Inc.  Adjusted net income for the quarter, excluding acquisition- and divestiture-related charges and amortization expense, was $299 million, or $0.20 per share.  Reported net income for the third quarter of 2006 was $76 million, or $0.05 per share.  Reported results for the third quarter of 2006 included acquisition-related charges (after-tax) of $77 million, or $0.05 per share. Adjusted net income for the third quarter of 2006, excluding acquisition-related charges and amortization expense, was $271 million, or $0.18 per share.

“The quarter represented something of a turn for us, with a number of positive developments, including our attaining the number one position in worldwide drug-eluting stent sales, significant market share growth in drug-eluting stents, strong year-over-year cardiac rhythm management growth and continued solid growth in Endosurgery,” said Jim Tobin, President and Chief Executive Officer of Boston Scientific.  “Going forward, the restructuring initiatives we announced earlier this week will help us better focus on our core businesses and priorities, to strengthen the Company for the future and should lead to improved, long-term, profitable sales growth.”

Guidance for Fourth Quarter 2007

The Company estimates net sales for the fourth quarter of 2007 between $2.05 billion and $2.15 billion.  Adjusted earnings -- excluding charges related to acquisitions, divestitures and restructuring, and amortization expense -- are estimated to be in a range of $0.14 and $0.19 per share.  The Company estimates a net loss on a GAAP basis between $0.09 and $0.02 per share.  GAAP guidance excludes any potential gains or losses related to disposition of previously announced business divestitures.

Boston Scientific officials will be discussing these results with analysts on a conference call at 8:00 a.m. (ET) Friday, October 19, 2007.  The Company will webcast the call to all interested parties through its website: www.bostonscientific.com.  Please see the website for details on how to access the webcast.  The webcast will be available for one year on the Boston Scientific website.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties.  For more information, please visit: www.bostonscientific.com.

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Boston Scientific Corporation / Page 3
October 19, 2007

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our financial performance and flexibility, our restructuring plan, our growth strategy, market recovery and our market position.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

Use of non-GAAP Financial Information

To supplement Boston Scientific’s consolidated condensed financial statements presented on a GAAP basis, the Company discloses certain non-GAAP measures that exclude certain charges, including non-GAAP net income/loss and non-GAAP net income/loss per diluted share. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. A reconciliation of the non-GAAP financial measures to the corresponding GAAP measures is included in the tables below. In addition, an explanation of the ways in which Boston Scientific management uses these non-GAAP measures to evaluate its business, the substance behind Boston Scientific management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Boston Scientific management compensates for those limitations, and the substantive reasons why Boston Scientific management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for financial information prepared in accordance with GAAP.

CONTACT:           Paul Donovan                                          Dan Brennan
508-650-8541 (office)                                                       508-650-8538 (office)
508-667-5165 (mobile)                                                     617-459-2703 (mobile)
Media Relations                                                             Investor Relations
Boston Scientific Corporation                                      Boston Scientific Corporation

BOSTON SCIENTIFIC CORPORATION
CONDENSED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	September 30,
In millions, except per share data	2007	2006

Net sales	$2,048	$2,026
Cost of products sold	575	630
Gross profit	1,473	1,396

Operating expenses
Selling, general and administrative expenses	719	719
Research and development expenses	271	272
Royalty expense	48	57
Amortization expense	155	153
Purchased research and development	75
Loss on assets held for sale	352
	1,620	1,201
Operating (loss) income	(147)	195

Other income (expense):
Interest expense	(147)	(143)
Other, net	35	(1)

(Loss) income before income taxes	(259)	51
Income taxes	13	(25)
Net (loss) income	$(272)	$76

Net (loss) income per common share - assuming dilution	$(0.18)	$0.05

Weighted average shares outstanding - assuming dilution	1,489.8	1,486.7

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME (LOSS) AND NET INCOME (LOSS) PER COMMON SHARE RECONCILIATIONS
(Unaudited)

NOTE - An explanation of the ways in which Boston Scientific management uses these non-GAAP measures to evaluate its business, the substance behind Boston Scientific managements decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Boston Scientific management compensates for those limitations, and the substantive reasons why Boston Scientific management believes that these non-GAAP measures provide useful information to investors is included in the exhibit labeled Use of Non-GAAP Financial Measures.

	Three Months Ended			Three Months Ended
	September 30, 2007			September 30, 2006
In millions, except per share data	Net income (loss)	Impact per diluted share		Net income	Impact per diluted share
GAAP results	$(272)	$(0.18)		$76	$0.05
Non-GAAP adjustments:
Acquisition and divestiture related charges	435	0.29		77	0.05
Amortization expense	136	0.09	(1)	118	0.08
Adjusted results	$299	$0.20	(1)	$271	0.18

(1) Calculated by assuming stock-based dilution of 12.5 million shares

	Three Months Ended
	September 30,
	2007	2006

Acquisition and divestiture related charges:
Loss on assets held for sale	$352
Purchased research and development	75
Integration costs (a)	10	$9
Step-up value of inventory sold (b)		94
Fair-value adjustment for the sharing of proceeds feature of the Abbott Laboratories stock purchase (c)		13
CRM technology offering charge (b)		31
	437	147
Income tax benefit (d)	(2)	(70)
Acquisition and divestiture related charges, net of tax	$435	$77

Amortization expense:
Amortization expense	$155	$153
Income tax benefit (d)	(19)	(35)
Amortization expense, net of tax	$136	$118

(a)  Recorded $8 million in 2007 to selling, general and administrative expenses, $2 million to cost of products sold; recorded $7 million in 2006 to selling, general and administrative expenses, and $2 million to research and development expenses.

(b) Recorded to cost of products sold.
(c) Recorded to other, net.
(d)  Amounts are tax effected at the Company's anticipated effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Interpretation No. 18, "Accounting for Income Taxes in Interim Periods".

BOSTON SCIENTIFIC CORPORATION
CONDENSED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Nine Months Ended
	September 30,
In millions, except per share data	2007	2006

Net sales	$6,204	$5,756
Cost of products sold	1,706	1,681
Gross profit	4,498	4,075

Operating expenses
Selling, general and administrative expenses	2,205	1,917
Research and development expenses	835	741
Royalty expense	151	177
Amortization expense	467	356
Purchased research and development	72	4,117
Loss on assets held for sale	352
	4,082	7,308
Operating income (loss)	416	(3,233)

Other income (expense):
Interest expense	(433)	(291)
Other, net	44	(180)

Income (loss) before income taxes	27	(3,704)
Income taxes	64	150
Net loss	$(37)	$(3,854)

Net loss per common share - assuming dilution	$(0.02)	$(3.19)

Weighted average shares outstanding - assuming dilution	1,485.5	1,207.0

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME (LOSS) AND NET INCOME (LOSS) PER COMMON SHARE RECONCILIATIONS
(Unaudited)

NOTE - An explanation of the ways in which Boston Scientific management uses these non-GAAP measures to evaluate its business, the substance behind Boston Scientific managements decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Boston Scientific management compensates for those limitations, and the substantive reasons why Boston Scientific management believes that these non-GAAP measures provide useful information to investors is included in the exhibit labeled Use of Non-GAAP Financial Measures.

	Nine Months Ended			Nine Months Ended
	September 30, 2007			September 30, 2006
In millions, except per share data	Net income (loss)	Impact per diluted share		Net income (loss)	Impact per diluted share
GAAP results	$(37)	$(0.02)		$(3,854)	$(3.19)
Non-GAAP adjustments:
Acquisition and divestiture related charges	456	0.30		4,566	3.77
Amortization expense	383	0.25	(1)	256	0.21	(2)
Adjusted results	$802	$0.53	(1)	$968	$0.79	(2)

(1) Calculated by assuming stock-based dilution of 14.5 million shares
(2) Calculated by assuming stock based dilution of 14.3 million shares

	Nine Months Ended
	September 30,
	2007	2006
Acquisition and divestiture related charges
Loss on assets held for sale	$352
Purchased research and development	72	$4,184
Integration costs (a)	34	42
Fair-value adjustment for the sharing of proceeds feature of the Abbott Laboratories stock purchase (b)	8	100
Step-up value of inventory sold (c)		279
CRM technology offering charge (c)		31
Charitable donation (b)		5
AAA program cancellation net credit (d)		(13)
	466	4,628
Income tax benefit (e)	(10)	(62)
Acquisition and divestiture related charges, net of tax	$456	$4,566

Amortization expense:
Amortization expense	$467	$333
Income tax benefit (e)	(84)	(77)
Amortization expense, net of tax	$383	$256

(a)  Recorded $25 million in 2007 to selling, general and administrative expenses, $6 million to cost of products sold and $3 million to research and development expenses; recorded $39 million in 2006 to selling, general and administrative expenses, and $3 million to research and development expenses.

(b) Recorded to other, net.
(c) Recorded to cost of products sold.
(d) Recorded a credit of $67 million to purchased research and development, a charge of $31 million to research and development expenses and a charge of $23 million to amortization expense.
(e)  Amounts are tax effected at the Company's anticipated effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Interpretation No. 18, "Accounting for Income Taxes in Interim Periods".

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
In millions	2007	2006

Assets
Current assets:
Cash and cash equivalents	$1,237	$1,668
Trade accounts receivable, net	1,511	1,424
Inventories	836	749
Deferred income taxes	637	583
Other current assets	317	477
Total current assets	4,538	4,901

Property, plant and equipment, net	1,775	1,726
Investments	435	596
Other assets	177	237
Intangible assets, net	24,409	23,636
	$31,334	$31,096

Liabilities and Stockholders' Equity
Current liabilities:
Borrowings due within one year	$254	$7
Accounts payable and accrued expenses	2,624	2,067
Other current liabilities	459	556
Total current liabilities	3,337	2,630

Long-term debt	7,903	8,895
Deferred income taxes	2,463	2,784
Other long-term liabilities	2,114	1,489

Stockholders' equity	15,517	15,298
	$31,334	$31,096

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

	Three Months Ended
	September 30,		Change
			As Reported	Constant
In millions	2007	2006	Currency Basis	Currency Basis

DOMESTIC	$1,207	$1,273	(5%)	(5%)

Europe	418	400	4%	(3%)
Asia Pacific	311	239	30%	29%
Inter-Continental	112	114	(1%)	(7%)
INTERNATIONAL	841	753	12%	7%

WORLDWIDE	$2,048	$2,026	1%	(1%)

	Three Months Ended
	September 30,		Change
			As Reported	Constant
In millions	2007	2006	Currency Basis	Currency Basis

Interventional Cardiology	$762	$868	(12%)	(13%)
Peripheral Interventions / Vascular Surgery	154	154	0%	(3%)
Electrophysiology	36	32	10%	9%
Neurovascular	81	81	1%	(2%)
Cardiac Surgery	47	45	2%	2%
Cardiac Rhythm Management	517	446	16%	13%
CARDIOVASCULAR	1,597	1,626	(2%)	(4%)

Oncology	58	60	(2%)	(4%)
Endoscopy	212	187	13%	9%
Urology	100	93	8%	6%
ENDOSURGERY	370	340	9%	6%

NEUROMODULATION	81	60	36%	34%

WORLDWIDE	$2,048	$2,026	1%	(1%)

Growth rates are based on actual, non-rounded amounts

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

	Nine Months Ended
	September 30,		Change
			As Reported	Constant
In millions	2007	2006	Currency Basis	Currency Basis

DOMESTIC	$3,697	$3,579	3%	3%

Europe	1,327	1,150	15%	7%
Asia Pacific	850	686	24%	24%
Inter-Continental	330	341	(3%)	(6%)
INTERNATIONAL	2,507	2,177	15%	10%

WORLDWIDE	$6,204	$5,756	8%	6%

	Nine Months Ended
	September 30,		Change
			As Reported	Constant
In millions	2007	2006	Currency Basis	Currency Basis

Interventional Cardiology	$2,332	$2,781	(16%)	(17%)
Peripheral Interventions / Vascular Surgery	468	506	(8%)	(10%)
Electrophysiology	109	99	9%	8%
Neurovascular	260	243	7%	5%
Cardiac Surgery	144	83	72%	72%
Cardiac Rhythm Management	1,580	882	79%	76%
CARDIOVASCULAR	4,893	4,594	6%	5%

Oncology	173	166	4%	3%
Endoscopy	620	556	11%	9%
Urology	295	273	8%	7%
ENDOSURGERY	1,088	995	9%	7%

NEUROMODULATION	223	167	34%	32%

WORLDWIDE	$6,204	$5,756	8%	6%

Growth rates are based on actual, non-rounded amounts

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
THREE MONTHS ENDED SEPTEMBER 30, 2007
(Unaudited)

	Q3 2007 Net Sales as compared to Q3 2006
	Change
In millions	As Reported Currency Basis	Constant Currency Basis	Estimated Impact of Foreign Currency

DOMESTIC	$(66)	$(66)

Europe	18	(12)	$30
Asia Pacific	72	69	3
Inter-Continental	(2)	(8)	6
INTERNATIONAL	88	49	39

WORLDWIDE	$22	$(17)	$39

	Q3 2007 Net Sales as compared to Q3 2006
	Change
In millions	As Reported Currency Basis	Constant Currency Basis	Estimated Impact of Foreign Currency

Interventional Cardiology	$(106)	$(116)	$10
Peripheral Interventions/Vascular Surgery	—	(5)	5
Electrophysiology	4	3	1
Neurovascular	—	(1)	1
Cardiac Surgery	2	1	1
Cardiac Rhythm Management	71	58	13
CARDIOVASCULAR	(29)	(60)	31

Oncology	(2)	(2)	—
Endoscopy	25	18	7
Urology	7	6	1
ENDOSURGERY	30	22	8

NEUROMODULATION	21	21	—

WORLDWIDE	$22	$(17)	$39

NOTE - An explanation of the ways in which Boston Scientific management uses these non-GAAP measures to evaluate its business, the substance behind Boston Scientific managements decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Boston Scientific management compensates for those limitations, and the substantive reasons why Boston Scientific management believes that these non-GAAP measures provide useful information to investors is included in the exhibit labeled Use of Non-GAAP Financial Measures.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2007
(Unaudited)

	Q3 2007 Net Sales as compared to Q3 2006
	Change
In millions	As Reported Currency Basis	Constant Currency Basis	Estimated Impact of Foreign Currency

DOMESTIC	$118	$118

Europe	177	81	$96
Asia Pacific	164	166	(2)
Inter-Continental	(11)	(21)	10
INTERNATIONAL	330	226	104

WORLDWIDE	$448	$344	$104

	Q3 2007 Net Sales as compared to Q3 2006
	Change
In millions	As Reported Currency Basis	Constant Currency Basis	Estimated Impact of Foreign Currency

Interventional Cardiology	$(449)	$(483)	$34
Peripheral Interventions/Vascular Surgery	(38)	(49)	11
Electrophysiology	10	9	1
Neurovascular	17	11	6
Cardiac Surgery	61	61	—
Cardiac Rhythm Management	698	667	31
CARDIOVASCULAR	299	216	83

Oncology	7	4	3
Endoscopy	64	50	14
Urology	22	20	2
ENDOSURGERY	93	74	19

NEUROMODULATION	56	54	2

WORLDWIDE	$448	$344	$104

NOTE - An explanation of the ways in which Boston Scientific management uses these non-GAAP measures to evaluate its business, the substance behind Boston Scientific managements decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Boston Scientific management compensates for those limitations, and the substantive reasons why Boston Scientific management believes that these non-GAAP measures provide useful information to investors is included in the exhibit labeled Use of Non-GAAP Financial Measures.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED Q4 2007 NON-GAAP NET INCOME (LOSS) PER SHARE RECONCILIATION
(Unaudited)

	Q4 2007 Estimate	Q4 2007 Estimate
	(Low)	(High)
GAAP results	(0.09)	(0.02)

Estimated amortization expense	0.08	0.08
Estimated integration costs	0.01	0.01
Estimated restructuring and restructuring-related expense	0.14	0.12

Adjusted results	$0.14	$0.19

An explanation of the ways in which Boston Scientific management uses these non-GAAP measures to evaluate its business, the substance behind Boston Scientific management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Boston Scientific management compensates for those limitations, and the substantive reasons why Boston Scientific management believes that these non-GAAP measures provide useful information to investors is included in the exhibit labeled “Use of Non-GAAP Financial Measures.”

Use of Non-GAAP Financial Measures

To supplement Boston Scientific’s consolidated condensed financial statements presented on a GAAP basis; the Company discloses certain non-GAAP measures that exclude certain charges, including non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net income is GAAP net income and the GAAP measure most comparable to non-GAAP net income per diluted share is GAAP net income per diluted share. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measure are included in the accompanying schedules.

To calculate regional and divisional revenue growth rates that exclude the impact of foreign exchange, the Company converts actual current-period net sales from local currency to U.S. dollars using constant foreign exchange rates. The GAAP measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue. A reconciliation of this non-GAAP financial measure to the corresponding GAAP measure is included in the accompanying schedules.

Use and Economic Substance of Non-GAAP Financial Measures Used by Boston Scientific
Management uses these supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company’s operating segments. The adjustments excluded from the Company’s non-GAAP measures are consistent with those excluded from its reportable segments’ measure of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company’s chief operating decision maker and are used to make operating decisions and assess performance.

The following is an explanation of each of the adjustments that management excluded as part of its non-GAAP measures for the three and nine month periods ending September 30, 2007 and September 30, 2006 and for the forecasted three month period ending December 31, 2007, as well as reasons for excluding each of these individual items:

•
Acquisition and divestiture-related charges - For the three and nine months ending September 30, 2007 and September 30, 2006, these adjustments primarily consisted of: purchased research and development; a loss on assets held for sale related to the Company’s anticipated divestiture of certain components of its Neuromodulation business;  integration costs associated with the Company’s acquisition of Guidant; the fair value adjustment related to the sharing of proceeds feature of the Abbott stock purchase; the step-up value of acquired Guidant inventory sold during the period; the AAA program cancellation net credit, which consisted of a credit to purchased research and development, facility and severance costs associated with the program termination and amortization expense associated with an impairment charge on the remaining intangible assets; a CRM technology offering charge to make available the Latitude® Patient Management System; and a charitable contribution. Purchased research and development is a highly variable charge based on valuation assumptions. Management removes the impact of purchased research and development from the Company's operating results to assist in assessing the Company's operating performance and cash generated from operations.  The loss on assets held for sale represents a one-time charge associated with our intent to sell certain components of our Neuromodulation business, and is not indicative of future operating performance and is not used by management to assess operating performance. The integration costs associated with the Company’s acquisition of Guidant do not reflect expected on-going future operating expenses. The fair value adjustment related to the sharing of proceeds feature of the Abbott stock purchase is a non-cash adjustment and is not indicative of the Company's on-

going operations. The step-up value of acquired inventory is a cost directly attributable to the Guidant acquisition and is not indicative of the Company's on-going operations, or on-going cost of products sold. The facility and severance costs related to the AAA program cancellation do not reflect expected future operating expenses; in addition, the amortization charge associated with the impairment of the related intangible assets is a non-cash charge and is not reflective of future operating performance. The CRM technology offering charge represents a one-time cost associated with making this technology available to existing patients and the cost is not indicative of future expenses associated with the technology. The charitable contribution does not reflect expected future operating expenses. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company's current operating performance and a comparison to the Company's past operating performance.

•
Amortization expense - Amortization expense is a non-cash charge and does not impact the Company’s liquidity or compliance with the covenants included in its debt agreements. Following the Company’s acquisition of Guidant, and the related increase in the Company’s debt, management has heightened its focus on cash generation and debt pay down. Management removes the impact of amortization from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, amortization expense is excluded from management’s assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

•
Foreign exchange on net sales - The impact of foreign exchange is highly variable and difficult to predict. Accordingly, management excludes the impact of foreign exchange for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

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Restructuring and restructuring-related expenses – These expenses represent employee-related costs, asset write-downs and other costs associated with the Company’s restructuring initiatives. These costs do not reflect expected on-going future operating expenses and Boston Scientific management will exclude them in assessing its operating performance, and will exclude them from its operating segments’ measures of profit and loss used for making operating decisions and assessing performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
Non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange may have limitations as analytical tools, and these non-GAAP measures should not be considered in isolation or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are:

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Items such as purchased research and development, the step-up value of acquired Guidant inventory sold during the period, the CRM technology offering charge, the loss on assets held for sale, and the fair value adjustment related to the sharing of proceeds feature of the Abbott stock purchase reflect economic costs to the Company and are not reflected in non-GAAP net income and non-GAAP net income per diluted share.

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Items such as Guidant integration costs, facility and severance costs, the charitable contribution, and restructuring and restructuring-related expenses that are excluded from non-GAAP net income and non-GAAP net income per diluted share can have a material impact on cash flows and GAAP net income and net income per diluted share.

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Items such as amortization of purchased intangible assets, though not directly affecting Boston Scientific’s cash flow position, represent a reduction in value of intangible assets over time. The expense associated with this reduction in value is not included in Boston Scientific’s non-GAAP net income or non-GAAP net income per diluted share and therefore these measures do not reflect the full economic effect of the reduction in value of those intangible assets.

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of foreign exchange, which may have a material impact on GAAP net sales.

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Other companies may calculate non-GAAP net income, non-GAAP net income per diluted share, or regional and divisional revenue growth rates that exclude the impact of foreign exchange differently than Boston Scientific does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures
Boston Scientific compensates for the limitations on its non-GAAP financial measures by relying upon its GAAP results to gain a complete picture of the Company’s performance. The non-GAAP numbers focus instead upon the core business of the Company, which is only a subset, albeit a critical one, of the Company’s performance.

The Company provides detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure in the accompanying schedules, and Boston Scientific encourages investors to review these reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that presenting non-GAAP net income, non-GAAP net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange in addition to the related GAAP measures provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific’s results “through the eyes” of management. The Company further believes that providing this information better enables Boston Scientific’s investors to understand the Company’s operating performance and to evaluate the methodology used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures may also facilitate comparisons of Boston Scientific’s operating performance with the performance of other companies that supplement their GAAP results with non-GAAP financial measures.